UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On June 3, 2009, Helix Wind, Corp. (“Helix”) and CheckPoint Fluidic Systems International, Limited (“CheckPoint”) entered into a Joint Development Agreement pursuant to which the parties will jointly develop an advanced complete wind turbine pneumatic pumping system for the oil and gas industry.  Helix has developed a unique wind turbine rotor and CheckPoint has certain technology in precision chemical injection pumping systems for the oil and gas industries. The parties will exchange technical and other information necessary to develop a prototype to market and sell. The Agreement sets forth various stages and timeframes for the determination of appropriate milestones and deadlines, the development of the prototype, and the testing of the prototype. Upon completion of the development, the parties will form a strategic partnership agreement for the manufacturing, marketing and sale of the prototype. The Agreement is for a term of three years or the completion of the development, manufacture, marketing and sale of the prototype. Either party can terminate the Agreement if it is clear that the development of the prototype is not possible or if there is a material breach of the Agreement. The parties shall bear their own costs and expenses.

The intellectual property of each party shall remain as such, but if the parties can not agree on whether a particular joint development result belongs to Helix or CheckPoint, then such intellectual property right shall belong jointly by both parties. CheckPoint will purchase any rotor used in its exploitation within the oil and gas industry of the intellectual property rights owned by Helix at the price tier of Helix’s best sales price since CheckPoint has exclusive right to unilaterally exploit the joint intellectual property rights of a particular joint development, except in Brazil, Argentia and Aruba. The Agreement further provides that Helix has exclusive right within all other industries to unilaterally fully exploit such rights on a worldwide basis, but must purchase from CheckPoint compressors, pumps and other items sold by CheckPoint which are related to its technology.

For all the terms and conditions of the Joint Development Agreement, reference is hereby made to such agreement annexed hereto as exhibit 10.5.  All statements made herein concerning the foregoing agreement are qualified by reference to said exhibit.

Section 8 – Other Events
Item 8.01 Other Events

The  disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference  into this Item 8.01.

On June 9, 2009, the Company issued a press release announcing that it had entered into the Joint Development Agreement described under Item 1.01 above.  A copy of the press release is annexed hereto as Exhibit 99.1.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

Exhibit 10.5                                Joint Development Agreement, dated June 3, 2009, between CheckPoint Fluidic Systems International, Limited

Exhibit 99.1                                Press Release, dated June 9, 2009, issued by Helix Wind, Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By:	/s/ Scott Weinbrandt
Name: Scott Weinbrandt
Title: Chairman & President

Date:  June 9, 2009